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                                                                   EXHIBIT 10.72

                                  STOCK OPTION

         As of December 5, 2000, Hanover Direct, Inc. (the "Company") hereby grants to Thomas C. Shull ("Shull") an option (this "Option") to purchase as many as 2,700,000 shares ("Shares") of the Company's common stock, par value $0.66-2/3 per share ("Common Stock"), for an exercise price of $0.25 per Share (the "Exercise Price"), pursuant to the terms and conditions set forth below.

         1. This Option shall become vested and exercisable as to (a) 50% of the Shares subject hereto on December 4, 2001 (provided that the Services Agreement dated as of December 5, 2000, as amended or restated, between Meridian Ventures, LLC, Shull and the Company (the "Services Agreement") is in effect on that date), and (b) the remaining 50% of such Shares on June 30, 2002 (provided that the Services Agreement is in effect on that date). Notwithstanding the foregoing, this Option shall become vested and exercisable as to 100% of the Shares subject hereto upon the earliest to occur of (i) the termination of the Services Agreement pursuant to paragraph 6(a)(ii), 6(a)(v) or 6(a)(vi) thereof,
(ii) a "Change of Control" (as defined in the Services Agreement), (iii) Shull's resignation under the Services Agreement "For Good Reason" (as defined in the Services Agreement), (iv) the Company's termination of Shull's services under the Services Agreement without being "For Cause" (as defined in the Services Agreement) or (v) the expiration of the "Agreement Term" (as defined in the Services Agreement) under the Services Agreement. Notwithstanding anything to the contrary contained herein, this Option shall terminate upon the termination of the Services Agreement pursuant to paragraph 6(a)(i) or 6(a)(iv) thereof.

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         2.       In order to exercise this Option, in whole or in part, Shull
(or his legal representative or beneficiary in the case of Shull's death or disability) shall give written notice to the Company, specifying the number of Shares to be purchased and the aggregate purchase price to be paid, accompanied by the payment of the purchase price. The purchase price may be paid in cash, by certified check, in whole shares of Common Stock held by Shull for at least 6 months evidenced by negotiable certificates, valued at their fair market value on the date of exercise, or in a combination of the foregoing. Alternatively, Shull (or his legal representative or beneficiary in the case of Shull's death or disability) may exercise this Option, in whole or in part, by delivering a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and such other documents as the Company may require. Upon receipt of payment, the Company shall deliver to Shull (or his legal representative or beneficiary in the case of Shull's death or disability) a certificate or certificates for such Shares. If certificates representing shares of Common Stock are used to pay all or part of the purchase price under this Option, separate certificates shall be delivered by the Company representing the same number of shares as each certificate so used and an additional certificate shall be delivered representing the additional shares to which Shull is entitled as a result of exercise of this Option.

         3. Once vested, this Option shall remain exercisable for a 3-year period; provided, however, if this Option shall become vested and exercisable on account of the termination of the Services Agreement pursuant to paragraph 6(a)(v) thereof, such vesting shall take place sufficiently in advance of such termination (but subject to its

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occurrence) to permit Shull to take all steps reasonably necessary to exercise this Option and to deal with the Shares purchased hereunder so that those Shares may be treated in the same manner in connection with the transaction described in paragraph 6(a)(v) of the Services Agreement as the shares of other shareholders; provided further, that notwithstanding anything to the contrary contained herein, this Option shall expire (a) as to 50% of the number of Shares subject hereto on December 4, 2004, and (b) as to the remaining 50% of such Shares on June 30, 2005.

         4. This Option is not transferable by Shull other than by will or the laws of descent and distribution and is exercisable, during Shull's lifetime, only by Shull, except that Shull may transfer this Option or any part hereof (but in no event with respect to less than 500 Option Shares) to Shull's spouse, children, parents, and/or siblings or to one or more trusts for the benefit of such family members if Shull does not receive any consideration for the transfer; provided that this Option shall continue to be subject to the same terms and conditions that were applicable to this Option immediately prior to its transfer (except that this Option shall not be further transferred by the transferee during the transferee's lifetime), and further, should Shull become disabled, his legal representative shall be entitled to exercise this Option on Shull's behalf.

         5. This Option shall be exercised only with respect to full Shares of Common Stock; no fractional Shares shall be issued.

         6. This Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code.

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         7.       This Option shall be binding upon and shall inure to the
benefit of any successor or assignee of the Company and to any executor, administrator, legal representative, legatee or distributee entitled by law to Shull's rights hereunder.

         8. This Option shall be construed and enforced in accordance with the laws of the State of New York.

                                            HANOVER DIRECT, INC.

                                            By: /s/ Brian C. Harriss
                                                ----------------------------
                                            Its:    Executive Vice President


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